Exhibit 23(j) under Form N-1A
                                               Exhibit 23 under Item 601/Reg.S-K

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the FundManager Portfolios combined Class A and Class B Shares Prospectus and "Independent Auditors" in the FundManager Portfolios combined Class A and Class B Shares Statement of Additional Information in Post-Effective Amendment No. 15 to the Registration Statement (Form N-1A, No.

33-89754) of FundManager Portfolios.

We also consent to the incorporation by reference therein of our report dated November 13, 1998, with respect to the financial statements and financial highlights of the FundManager Portfolios in the Form N-1A.

                                                                   ERNST & YOUNG

Boston, Massachusetts
December 28, 1998